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                                                        Exhibit 10(r)

                   LIMITED STOCK APPRECIATION RIGHTS AGREEMENT
                                    UNDER THE
                           1996 ACNIELSEN CORPORATION
                       KEY EMPLOYEES' STOCK INCENTIVE PLAN


This limited stock appreciation rights agreement (the "Award Agreement") confirms the limited stock appreciation rights award (the "Award") made as of November 4, 1996, by the Compensation Committee (the "Committee") of the Board of Directors of ACNielsen Corporation (the "Company") under the 1996 ACNielsen Corporation Key Employees' Stock Incentive Plan (the "Plan") to


                         [EMPLOYEE] (the "Participant")


of limited stock appreciation rights ("LSARs") with respect to the following options to purchase shares of Company common stock, par value $0.01 per share, granted to the Participant contemporaneously herewith under the Plan:


Date of Option Grant        Number of Shares               Option Price

 . . .                       . . .                          . . .


Each LSAR represents the right to receive, in cash, upon exercise, the excess of the Tender Offer Price (as defined below) over the option price of the stock option to which the LSAR relates, such excess constituting the "Appreciation." The LSARs are issued in accordance with and are subject to the terms of the Plan, which Plan is incorporated herein by reference, and the following additional terms and conditions:


1. Each LSAR is related to a stock option (the "Related Option") to purchase the number of shares of Company common stock at the option price per share indicated above.

2. The LSARs may be exercised, in whole or in part, only during the 30-day period beginning on the first day following the



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         acquisition of at least 20% of all outstanding shares of Company common stock pursuant to any tender or exchange offer for shares of Company common stock (other than one made by the Company), whether the Company does or does not support the offer. A tender or exchange offer filed with the Securities and Exchange Commission on Form 14D-1 (or successor form) shall be treated conclusively as a tender or exchange offer for purposes of this provision. Each LSAR is exercisable only if and to the extent the Related Option is exercisable.

3. To the extent exercisable, the LSARs may be exercised from time to time by notice to the Company. The date a notice of exercise is received by the Company shall be the exercise date. At the time of payment of the Appreciation to the Participant, the Company shall require payment of any amount the Company may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an LSAR.

4. Exercise of an LSAR shall reduce the number of shares of Company common stock covered by the Related Option on a share-for-share basis. The exercise of a Related Option shall reduce the number of related LSARs on the same basis.

5. The term "Tender Offer Price" when used herein shall mean the highest price paid for shares of Company common stock in any tender or exchange offer of the kind contemplated in Paragraph 2 above which is in effect at any time during the 60-day period preceding the date of exercise of an LSAR, provided that any securities or property which are part or all of the consideration paid for shares of Company common stock in any such tender or exchange offer shall be valued at the higher of (i) the valuation placed on such securities or property by the person making such offer or (ii) the valuation (for purposes hereof) placed on such securities or property by the Committee.

6. The LSARs are not transferable by the Participant and shall terminate when the Participant is no longer subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

7. All terms defined in the Plan and used herein shall have the same meaning, unless the context otherwise requires.
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IN WITNESS WHEREOF, ACNielsen Corporation has caused this Award Agreement to be executed in duplicate by its officer thereunto duly authorized.

                                              ACNIELSEN CORPORATION


                                              By
                                                  -----------------------------
                                                       Michael P. Connors
                                                       Vice Chairman


The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement and acknowledges receipt of (i) a copy of the prospectus related to the Plan and (ii) a copy of the Information Statement of the Company dated October 17, 1996.


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     Date                                        Participant